Exhibit 5.0

February 14, 2001

SGI International
1200 Prospect Street
La Jolla, CA 92037

Re: SGI International
Our File No.: 631.00

Form S-8 Registration Statement

Gentlemen:

We have acted as special counsel to SGI International, a Utah corporation
(the "Company") in connection with a Registration Statement on Form S-8 (the Registration Statement) to be filed with the Securities and Exchange
Commission in order to register (i) 3,177,057 shares of the Company's common stock, no par value per share (the "Common Stock"), which are issuable pursuant to the various employment and consulting agreements identified in the Registration Statement (the "Agreements"); and (ii) 4,000,000 shares of Common Stock which are issuable pursuant to the terms of the SGI International 2001 Non-qualified Stock Plan (the "Plan")

For purposes of rendering this opinion, we have made such legal and factual examinations as we have deemed necessary under the circumstances and, as part of such examination, we have examined among other things, originals and copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate. For the purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us.

On the basis of and relying upon the foregoing examination and assumptions, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the shares of Common Stock being offered in the Registration Statement, when issued in accordance with the Registration Statement and the provisions of the Agreements or the Plan referenced in the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Fisher Thurber LLP

By: /s/ DAVID FISHER
    ----------------------------
        David A. Fisher